As filed with the Securities and Exchange Commission on October 30, 2009

Registration No. 333-151308

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO . 1 TO

FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ALLIANZ SE

(Exact Name of Registrant as Specified in Its Charter)

Federal Republic of Germany

(State or other jurisdiction of incorporation or organization)

Not Applicable

(I.R.S. Employer Identification Number)

Königinstrasse 28

80802 Munich

Germany

Telephone: 011-49-89-3800-0

(Address and telephone number of registrant’s principal executive offices)

ALLIANZ FINANCE III B.V.	ALLIANZ FINANCE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

The Netherlands (State or other jurisdiction of incorporation or organization)	Delaware (State or other jurisdiction of incorporation or organization)

Not Applicable	061637742
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

Keizersgracht 484 1017 EH Amsterdam Telephone: 011-31-20-556-9715 (Address and telephone number of registrant’s principal executive offices)	55 Greens Farms Road Westport, CT 06881 Telephone: 203-221-8500 (Address and telephone number of registrant’s principal executive offices)

Corporation Service Company

1133 Avenue of the Americas, Suite 3100,

New York, NY 10036

Telephone: 212-299-5600

(Name, address, and telephone number of agent for service)

Please send copies of all communications to:

William D. Torchiana, Esq.	Dr. Peter Hemeling, General Counsel	Jeffrey M. Oakes, Esq.
Sullivan & Cromwell LLP	Allianz SE	Davis Polk & Wardwell
24, rue Jean Goujon 75008 Paris France	Königinstrasse 28, 80802 Munich Germany	99 Gresham Street London EC2V 7NG United Kingdom
011-33-1-7304-5890	011-49-89-3800-0	011-44-20-7418-1300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to the Automatic Shelf Registration Statement on Form F-3 (File No. 333-151308) (the “Registration Statement”) of Allianz SE, Allianz Finance Corporation and Allianz Finance III B.V. (collectively, the “Registrants”) pertaining to debt securities, which was filed with the Securities and Exchange Commission and became effective on May 30, 2008.

On September 22, 2009, Allianz SE announced its intention to delist its American Depositary Shares, its underlying ordinary shares and its 8.375% Undated Subordinated Callable Bonds from the New York Stock Exchange (“NYSE”) and that this delisting would be followed by an application to deregister and terminate its reporting obligations under the Securities and Exchange Act of 1934, as amended.

As a result and pursuant to the Registrants’ undertaking in Item 10 of Part II of this Registration Statement, the Registrants hereby withdraw this Registration Statement, including all amendments and exhibits thereto, with respect to the unsold portion of securities registered hereon. In June 2008, Allianz SE completed the offering of US$ 2,000,000,000 8.375% Undated Subordinated Callable Bonds pursuant to this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Allianz SE certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Munich, Germany on October 30, 2009.

ALLIANZ SE

By:	/S/ PAUL ACHLEITNER
Name:	Dr. Paul Achleitner
Title:	Member, Management Board

By:	/S/ STEPHAN THEISSING
Name:	Stephan Theissing
Title:	Head of Group Treasury & Corporate Finance

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement on Form F-3 has been signed below by the following person in the capacities indicated, in Munich, Germany on October 30, 2009.

Signature	Capacity

*
Michael Diekmann	Chairman, Management Board
(Principal Executive Officer)

/S/ PAUL ACHLEITNER
Dr. Paul Achleitner	Member, Management Board

/S/ OLIVER BÄTE
Oliver Bäte	Member, Management Board
(Principal Financial Officer
and Principal Accounting Officer)

*
Clement B. Booth	Member, Management Board

*
Enrico Cucchiani	Member, Management Board

*
Dr. Joachim Faber	Member, Management Board

/S/ DR. CHRISTOF MASCHER
Dr. Christof Mascher	Member, Management Board

*
Dr. Gerhard Rupprecht	Member, Management Board

*
Jean-Philippe Thierry	Member, Management Board

*
Dr. Werner Zedelius	Member, Management Board

*
Terry Griffith	Authorized U.S. Representative

* By:	/S/ PAUL ACHLEITNER
Name:	Dr. Paul Achleitner
Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Allianz Finance Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Munich, Germany on October 30, 2009.

ALLIANZ FINANCE CORPORATION

By:	/S/ PAUL ACHLEITNER
Name:	Dr. Paul Achleitner
Title:	Member of the Board Directors
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement on Form F-3 has been signed below by the following person in the capacities indicated, in Munich, Germany on October 30, 2009.

Signature	Capacity

/S/ PAUL ACHLEITNER
Dr. Paul Achleitner	Member of the Board of Directors
(Principal Executive Officer)

*
Ronald M. Clark	Member of the Board of Directors
(Principal Accounting Officer)

*
Gary Brown	Member of the Board of Directors
(Principal Financial Officer)

* By:	/S/ PAUL ACHLEITNER
Name:	Dr. Paul Achleitner
Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Allianz Finance III B.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Amsterdam, The Netherlands on October 30, 2009.

ALLIANZ FINANCE III B.V.

By:	/S/ HERO WENTZEL
Name:	Hero Wentzel
Title:	Managing Director

By:	/S/ HENDRIKUS JOHANNES JULIUS SCHOON
Name:	Hendrikus Johannes Julius Schoon
Title:	Managing Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement on Form F-3 has been signed below by the following person in the capacities indicated, in Munich, Germany on October 30, 2009.

Signature	Capacity

*
Hero Wentzel	Managing Director
(Principal Executive Officer,
Principal Accounting Officer,
Principal Financial Officer)

*
Hendrikus Johannes Julius Schoon	Managing Director

*
Terry Griffith	Authorized U.S. Representative

*By	/S/ PAUL ACHLEITNER
Name:	Dr. Paul Achleitner
Title:	Attorney-in-fact